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                                                                     EXHIBIT 1.1



                          STRATEGIC TIMBER TRUST, INC.
                               16,600,000 Shares(1)
                                  Common Stock
                                ($.01 par value)

                             Underwriting Agreement


                                                              New York, New York
                                                                          , 1999
Salomon Smith Barney
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Warburg Dillon Read LLC
ABN AMRO Incorporated
Morgan Keegan & Company, Inc.
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         Strategic Timber Trust, Inc., a corporation organized under the laws of the State of Georgia (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 16,600,000 shares of Common Stock, $.01 par value ("Common Stock"), of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 2,490,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof.

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     (1) Plus an option to purchase from the Company, up to 2,490,000 additional Securities to cover over-allotments.



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         As part of the offering contemplated by this Agreement, Salomon Smith
Barney ("Salomon Smith Barney") has agreed to reserve out of the Securities set forth opposite its name on the Schedule I to this Agreement, up to ___________________shares, for sale to the Company's employees, officers and directors (collectively, "Participants") (the "Directed Share Program"). The Shares to be sold by Salomon Smith Barney pursuant to the Directed Share Program (the "Directed Shares") will be sold by Salomon Smith Barney pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Salomon Smith Barney as set forth in the Prospectus.

         At or prior to the Closing Date (as defined herein), the Company, Strategic Timber Partners, LP, a Delaware limited partnership (the "Partnership"), and certain predecessor entities will complete a series of transactions described in the Prospectus under the caption "Structure and Formation of Strategic Timber". As part of these transactions, (i) the Partnership will obtain ownership, directly or through Pioneer Resources, LLC, an Oregon limited liability company ("Pioneer"), of approximately 448,000 acres of timberlands (the "Timberlands") and certain other properties (together with the Timberlands, the "Properties"), (ii) certain members of the Company's management and certain other investors (the "Continuing Investors") will receive an aggregate of 4,966,205 limited partnership interests ("Units") in the Partnership and an aggregate of 671,770 shares of Common Stock and approximately $47 million in cash, (iii) Strategic Timber Partners II, LP, a Georgia limited partnership ("STP2"), Strategic Timber Trust II, LLC, a Georgia limited liability company ("STT2"), and Strategic Timber Two Operating Co., LLC, a Georgia limited liability company ("STTOC"), will be merged into the Partnership, leaving Pioneer as a wholly owned subsidiary of the Partnership,
(iv) the Company will sell 16,600,000 shares of Common Stock and contribute approximately $186.4 million of the net proceeds in exchange for 76.7% of the limited partnership Units in the Partnership and approximately 1.0% of the general partnership Units in the Partnership which will be held by Strategic Timber Operating Co., a corporation organized under the laws of the State of Delaware ("STOC"), (v) the Company will apply approximately $120 million of the net proceeds from the sale of the Securities to the payment of outstanding indebtedness and (vi) the Partnership will apply the remainder of the net proceeds, together with amounts drawn under its new credit facility to be implemented as of the Closing Date (the "New Credit Facility"), as described under the caption "Use of Proceeds" in the Prospectus. To the extent any portion of the over-allotment option is exercised at the Closing Date, the relevant share numbers and percentages set forth in this paragraph will be adjusted accordingly. Additionally, to the extent any portion of the over-allotment option is exercised subsequent to the Closing Date, the Company will contribute the proceeds from the sale of the Option Securities to the Partnership in exchange for an equivalent number of Units. As used herein, the term "Formation Transactions" shall mean the occurrence of the events described in this paragraph and the transactions related thereto.



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         1.       Representations and Warranties. Each of the Company and the
Partnership, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

                  (a) The Company has prepared and filed with the Commission a registration statement (file number 333-71291) on Form S-11, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "Settlement Date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).


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                  (c) Each of the Company and STOC has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company or STOC. Except with respect to the Partnership and STOC, the Company owns no material amounts of stock or other beneficial interest in any corporation, partnership, joint venture or other business entity.

                  (d) Each of Pioneer, STT2 and STTOC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign company and is in good standing under the laws of each jurisdiction where it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Pioneer, STT2 or STTOC, as the case may be. Upon consummation of the Formation Transactions, the Partnership will own all of the member interests in Pioneer and such member interests will have been duly authorized and validly issued and will be fully paid and nonassessable and will be owned by the Partnership, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (e) The Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") has been duly and validly authorized, executed and delivered by STOC and the Company and is a valid and binding agreement of STOC and the Company enforceable in accordance with its terms. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction where it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership. STOC is, and, immediately after the Closing Date, will be, the sole general partner of the Partnership. Immediately after the Closing Date, the Company, directly or through STOC, will be the holder of approximately 77.7% of the Units, if the over-allotment option is not exercised. The Partnership has no subsidiaries other than Pioneer.


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                  (f) All the outstanding shares of capital stock of STOC have been duly and validly authorized and issued and are fully paid and nonassessable, and are owned by the Company free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (g) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for quotation, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ National Market; the certificates for the Securities are in valid and sufficient form; the Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of outstanding Units in the Partnership; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or Units of or ownership interests in the Company or the Partnership are outstanding.

                  (h) The Units to be issued in connection with the Formation Transactions, including, without limitation, the Units to be issued to the Company and STOC, have been duly authorized for issuance by the Partnership to the holders or prospective holders thereof, and on the Closing Date will be validly issued, fully paid, nonassessable and owned in the percentage amounts set forth in the Prospectus by the Company and STOC and by the entities or persons described in the Prospectus, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Immediately after the Closing Date and not including any Units issued in exchange for proceeds received by the Company in connection with the sale of the Option Securities, 22,237,975 Units will be issued and outstanding. The Units have been and will be offered and sold at or prior to the Closing Date in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                  (i) Consummation of each of the Formation Transactions and compliance by the Company, Pioneer, STOC, STT2, STTOC, STP2, the Partnership and the Continuing Investors with their respective obligations under each of the documents relating to the Formation Transactions (collectively, the "Transaction Documents") have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, and did not and will not violate or conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other properties or assets of the Company, Pioneer, STOC, STT2, STTOC, STP2, the Partnership or the Continuing Investors


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         pursuant to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument, including, without limitation, any partnership agreement to which the Company, Pioneer, STOC, STT2, STTOC, STP2, the Partnership or any of the Continuing Investors is or was a party or by which it or any of them may be bound or affected, or to which any of the Properties or any other properties or assets of the Company, Pioneer, STOC, STT2, STTOC, STP2, the Partnership or any of the Continuing Investors is subject, except pursuant to indentures, contracts, leases, mortgages, deeds of trust, note agreements, loan agreements or other agreements, obligations, conditions, covenants or instruments which shall be paid in full or terminated as of the Closing Date; none of the Formation Transactions resulted or will result in the violation of any provisions of the charter, bylaws, articles of organization or operating agreement of the Company, Pioneer, STOC, STT2, STTOC, or any Continuing Investor or any agreement, certificate of limited partnership or other governing document of the Partnership, STP2 or any Continuing Investor or any applicable law, administrative regulation or administrative or court decree; and all authorizations, consents and approvals necessary to consummate the Formation Transactions were, or as of the Closing Date will be, timely obtained; and the offer, issuance and exchange of the general and limited partnership interests in the Partnership will be exempt from the registration requirements of the Act and applicable state securities and blue sky laws. On or prior to the Closing Date, each of the Formation Transactions will have occurred in the manner described in the Prospectus under the caption "Structure and Formation of Strategic Timber."

                  (j) Each of the Transaction Documents to which the Company, the Partnership, any Continuing Investor, Pioneer, STOC, STT2, STTOC, STP2 or any affiliate of any such entity is a party has been duly authorized, executed and delivered by such party and constitutes the binding agreement of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

                  (k) The Company will be organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its operations to date and proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code commencing with the Company's taxable year ending December 31, 1998.

                  (l) The Company, STOC, Pioneer and the Partnership own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses as now conducted or as proposed in the Prospectus to be conducted. There is no pending or threatened action, suit, proceeding or claim by others challenging the rights


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         of the Company, STOC, Pioneer or the Partnership in or to any such
         Intellectual Property, and neither the Company nor the Partnership is aware of any facts which would form a reasonable basis for any such claim. There is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and neither the Company nor the Partnership is aware of any facts which would form a reasonable basis for any such claim. There is no pending or threatened action, suit, proceeding or claim by others that the Company, STOC, Pioneer or the Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and neither the Company nor the Partnership is aware of any other fact which would form a reasonable basis for any such claim.

                  (m) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Federal Income Tax Consequences," "ERISA Considerations," "Description of Capital Stock of the Strategic Timber," "Policies With Respect to Certain Activities," "Structure and Formation of the Strategic Timber," "Transactions with Related Parties," "The Partnership Agreement," "Certain Provisions of Georgia Law and Strategic Timber's Articles of Incorporation and Bylaws That May Have an Anti-Takeover Effect," "Shares Available For Future Sale" and "Business and Properties - Federal and State Regulations" and "- Legal Proceedings" fairly summarize the matters therein described.

                  (n) This Agreement has been duly authorized, executed and delivered by each of the Company and the Partnership and constitutes a valid and binding obligation of the Company and the Partnership enforceable in accordance with its terms.

                  (o) None of the Company, Pioneer, STOC or the Partnership is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, none of the Company, Pioneer, STOC or the Partnership will be, an "investment company" or an entity "controlled by" an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (q) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, STOC, Pioneer or the Partnership pursuant to, (i) the charter or by-laws of the Company or STOC or the articles


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         of organization or operating agreement of Pioneer, (ii) the Partnership
         Agreement, (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, STOC, Pioneer or the Partnership is a party or bound or to which its or their property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, Pioneer, STOC or the Partnership of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, Pioneer, STOC or the Partnership or any of their properties.

                  (r) No holders of securities of the Company or the Partnership have rights to the registration of such securities except as set forth in the Prospectus.

                  (s) The financial statements and schedules included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the respective entity or entities therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial information set forth under the caption "Selected Historical Financial and Operating Information" in the Prospectus and Registration Statement fairly presents, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, and the related pro forma adjustments give appropriate effect to those assumptions. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                  (t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Partnership, STOC or Pioneer or its or their property is pending or, to the best knowledge of the Company and the Partnership, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Partnership, STOC or Pioneer, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (u) Neither the Company nor STOC is in violation or default of any provision of its charter or bylaws; Pioneer is not in violation or default of its articles of organization


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

         or operating agreement; and the Partnership is not in violation of the Partnership Agreement. None of the Company, STOC, Pioneer or the Partnership is in violation or default of (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, STOC, Pioneer or the Partnership or any of their respective properties, as applicable, which violations or defaults would have a material adverse effect on the condition (financial or otherwise), prospects, business, earnings or properties of the Company, STOC, Pioneer or the Partnership.

                  (v) Arthur Andersen LLP, who have certified certain financial statements and delivered their report with respect to such audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (w) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                  (x) Each of the Company, STOC, the Partnership and Pioneer has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, STOC, Pioneer and the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, STOC, Pioneer and the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (y) No labor problem or dispute with the employees of the Company, Pioneer or the Partnership exists or is threatened or imminent, and neither the Partnership nor the Company is aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Company, the Partnership or Pioneer, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, STOC, Pioneer


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

         and the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (z) The Company, Pioneer, STOC and the Partnership are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company, Pioneer, STOC or the Partnership or their respective businesses, assets, employees, officers and directors and managers are in full force and effect; the Company, Pioneer, STOC and the Partnership are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company, Pioneer, STOC or the Partnership under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company, Pioneer, STOC or the Partnership has been refused any insurance coverage sought or applied for; and none of the Company, Pioneer, STOC or the Partnership has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, Pioneer, STOC and the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (aa) None of Pioneer, the Partnership or STOC is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its membership interests, partnership interests or capital stock, from repaying to the Company any loans or advances to Pioneer or the Partnership or STOC from the Company or from transferring any of their property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

                  (bb) The Company, STOC, Pioneer and the Partnership possess, and operate in compliance in all material respects with, all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Company, STOC, Pioneer or the Partnership has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, STOC, Pioneer and the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).


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



                  (cc) The Company, STOC, Pioneer, STT2 and the Partnership maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (dd) None of the Continuing Investors, the Partnership or the Company or any of its officers, directors or controlling persons has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (ee) The Company, Pioneer, STOC, STT2, STTOC, STP2 and the Partnership are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, Pioneer, the Partnership and STOC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). None of the Company, the Partnership, Pioneer, STOC, STT2, STTOC, STP2 or any of the Continuing Investors has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (ff) In the ordinary course of its business, the Company and the Partnership periodically review the effect of Environmental Laws on the business, operations and properties of the Company, STOC, Pioneer and the Partnership, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and the Partnership have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, STOC, Pioneer and the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (gg) (i) Upon consummation of the Formation Transactions, the Partnership and Pioneer will have good and marketable title in fee simple to all real property and improvements to be transferred to them pursuant to the Transaction Documents, including, but not limited to, the Properties, in each case free and clear of all liens, encumbrances and defects other than those that are described in the Prospectus or those which do not and will not materially affect the value of such property or materially interfere with the use made and proposed to be made of such property by the Partnership or Pioneer; (ii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets to be held by the Partnership and Pioneer pursuant to the Transaction Documents which are required to be disclosed in the Prospectus are disclosed therein; (iii) any real property and buildings held under lease by the Company, Pioneer, STOC or the Partnership are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Pioneer, STOC or the Partnership;

                  (hh) The Partnership or Pioneer has title insurance on all properties and assets described in the Prospectus as owned by the Partnership or Pioneer in an amount at least equal to the cost of acquisition of such property or assets.

                  (ii) None of the Company, the Partnership, Pioneer or STOC maintains, or has at any time maintained, any "plan" (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder) that is subject to the minimum funding standards of Section 302 of ERISA.

                  (jj) The Partnership, Pioneer, STOC and the Company have implemented a comprehensive, detailed program to analyze and address the risk that their computer hardware and software may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem") and have determined that their computer hardware and software are and will be able to process all date information prior to and after December 31, 1999 without any errors, aborts, delays or other interruptions in operations associated with the Year 2000 Problem; and the Partnership and the Company believe, after due inquiry, that each supplier, vendor, customer or financial service organization used or serviced by the Company, STOC, Pioneer or the Partnership has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such supplier, vendor, customer or financial service organization would have a material adverse effect on the Company, the Partnership and their subsidiaries, taken as a whole. The Company, the Partnership, STOC and Pioneer are in compliance with the Commission's Release dated
         July 29, 1998 related to Year 2000 compliance, as amended to date.

                  (kk) None of the environmental engineering firms or individuals who prepared environmental inspection reports with respect to the Timberlands, was employed for such purpose on a contingent basis or has any interest in the Company, the Partnership, STOC or Pioneer; none of them and none of their directors, officers or employees is connected with the Company, the Partnership or Pioneer as a promoter, selling agent, voting trustee, director, officer or employee.

                  (ll) The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company, Pioneer or the Partnership to alter the customer's or supplier's level or type of business with the Company, Pioneer or the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Company, Pioneer or the Partnership or their properties.

         Furthermore, the Company represents and warrants to Salomon Smith Barney that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed shares are offered outside the United States.

         Any certificate signed by any officer of the Company, STOC, Pioneer or the Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, STOC, Pioneer or the Partnership, respectively, as to matters covered thereby, to each Underwriter.

         2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of
$   per share, the number of the Underwritten Securities set forth opposite such
Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 2,490,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time

         (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on ___________, 1999, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

         5. Agreements. Each of the Partnership and the Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives and counsel for the Underwriters copies of the signed Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

                  (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) Neither the Company nor the Partnership will, without the prior written consent of Salomon Smith Barney, for a period of one year from the Closing Date, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or the Partnership or any affiliate of the Company or the Partnership or any person in privity with the Company or the Partnership or any affiliate of the Company or the Partnership) directly or indirectly, or announce the offering of, any other shares of Common Stock or Units or any securities convertible into, or exchangeable for, shares of Common Stock or Units; provided, however, that (i) the Company may issue and sell Common Stock and issue options to purchase Common Stock pursuant to any employee stock option plan or stock ownership plan of the Company in effect at the Execution Time, and (ii) the Partnership may issue Units as partial or full payment for the acquisition of properties.

                  (g) Neither the Company nor the Partnership nor any of their officers, directors or controlling persons has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or the Partnership to facilitate the sale or resale of the Securities.

                  (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them;

         (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"), including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company; (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xi) all other costs and expenses incident to the performance by the Company and the Partnership of their obligations hereunder.

                  (i) The Company and the Partnership will use the net proceeds from the sale of the Securities, together with amounts drawn under the New Credit Facility, in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (j) The Company will use its best efforts to meet the requirements to qualify, commencing with the tax year ending December 31, 1998, as a "real estate investment trust" under the Code.

                  (k) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer restrictions upon such period of time.

         Furthermore, the Company covenants with Salomon Smith Barney that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Partnership contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Partnership of their obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have requested and caused Sutherland Asbill & Brennan LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                      (i) Each of the Company and STOC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, STOC, Pioneer and the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business. Notwithstanding the foregoing, each of the Company and STOC is duly qualified to do business as a foreign corporation and is in good standing under the laws of [California, Washington, Oregon, Louisiana and New Hampshire.]

                      (ii) All the outstanding shares of capital stock of STOC have been duly and validly authorized and issued and are fully paid and nonassessable, and are owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

                      (iii) Pioneer has been duly organized and is validly
                  existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign company and is in good standing under the laws of each jurisdiction wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, STOC, Pioneer and the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business. Notwithstanding the foregoing, Pioneer is duly qualified to do business as a foreign company and is in good standing under the laws of [California, Washington and New Hampshire]. Upon consummation of the Formation Transactions, the Partnership will own all of the member interests in Pioneer and such member interests will have been duly authorized and validly issued and will be fully paid and nonassessable and will be owned by the Partnership, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

                      (iv) The Partnership Agreement has been duly and validly authorized, executed and delivered by STOC and the Company and is a valid and binding agreement of STOC and the Company enforceable in accordance with its terms. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with all requisite limited partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct the business in which it is engaged or proposes to engage as described in the Prospectus and is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, STOC, Pioneer and the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business. Notwithstanding the foregoing, the Partnership is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of [California, Washington, Oregon, Louisiana and New Hampshire.] STOC is, and immediately after the Closing Date, will be, the sole general partner of the Partnership. The Partnership has no subsidiaries other than Pioneer.

                      (v) All of the issued and outstanding Units have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, STOC and the entities or persons described in the Prospectus, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance. The Units were offered and sold at or prior to the Closing Date in compliance with all applicable laws (including, without limitation, federal securities laws).

                      (vi) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form under Georgia law and the rules of the NASDAQ National Market; the Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of outstanding Units in the Partnership; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or Units of or ownership interests in the Company or the Partnership are outstanding.

                      (vii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Partnership, STOC or Pioneer or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Prospectus under the headings "Federal Income Tax Consequences," "ERISA Considerations," "Description of Capital Stock of the Company," "Transactions with Related Parties," "The Partnership Agreement," "Certain Provisions of Georgia Law and Strategic Timber's Articles of Incorporation and Bylaws That May Have an Anti-Takeover Effect," "Shares Available for Future Sale,""Business and Properties - Federal and State Regulations" and "- Legal Proceedings", to the extent they include descriptions of agreements or other legal documents or include summaries of law, are accurate and fair summaries.

                      (viii) The Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to

                  Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

                      (ix) This Agreement has been duly authorized, executed and delivered by the Company and the Partnership.

                      (x) None of the Company, Pioneer, STOC or the Partnership is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, none of the Company, Pioneer, STOC or the Partnership will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                      (xi) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained.

                      (xii) The Company has all legal right, power and authority necessary to qualify as a "real estate investment trust" under the Code; the Company has been duly organized in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code, and its proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code, commencing with the Company's taxable year ending December 31, 1998.

                      (xiii) Neither the issue and sale of the Securities,
                  nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company, STOC, Pioneer or the Partnership pursuant to, (i) the charter or by-laws of the Company or STOC, or the articles of organization or operating agreement of Pioneer, (ii) the Partnership Agreement, (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, STOC, Pioneer or the Partnership is a party or bound or to which its or their property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree known to such counsel to be applicable to the Company, STOC, Pioneer or the Partnership of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, STOC, Pioneer or the Partnership or any of its or their properties, which violation or default would, in the case of clauses (iii) and
                  (iv) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph
                  (xiii) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, STOC, Pioneer and the Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                      (xiv) Consummation of each of the Formation Transactions and compliance by the Company, Pioneer, STOC, STT2, STTOC, STP2, the Partnership and the Continuing Investors with their respective obligations under each of the Transaction Documents have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, and did not and will not violate or conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other properties or assets of the Company, Pioneer, STOC, STT2, STTOC, STP2, the Partnership or the Continuing Investors pursuant to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument, including, without limitation, any partnership agreement to which the Company, Pioneer, STOC, STT2, STTOC, STP2, the Partnership or any of the Continuing Investors is or was a party or by which it or any of them may be bound or affected, or to which any of the Properties or any other properties or assets of the Company, Pioneer, STOC, STT2, STTOC, STP2, the Partnership or any of the Continuing Investors is subject, except pursuant to indentures, contracts, leases, mortgages, deeds of trust, note agreements, loan agreements or other agreements, obligations, conditions, covenants or instruments which shall be paid in full or terminated as of the Closing Date; none of the Formation Transactions resulted or will result in the violation of any provisions of the charter, bylaws, articles of organization or operating agreement of the Company, Pioneer, STOC, STT2, STTOC, or any Continuing Investor or any agreement, certificate of limited partnership or other governing document of the Partnership, STP2 or any Continuing Investor or any applicable law, administrative regulation or administrative or court decree; and all authorizations, consents and approvals necessary to consummate the Formation Transactions were timely obtained; and the offer, issuance and exchange of the general and limited partnership interests in the Partnership are exempt from the registration requirements of the Act and applicable state securities and blue sky laws.

                      (xv) Each of the Transaction Documents, to which the Company, the Partnership, any Continuing Investor, Pioneer, STOC, STT2, STTOC, STP2 or any affiliate of any such entity is a party has been duly authorized, executed and delivered by such party and constitutes the binding agreement of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

                      (xvii) No holders of securities of the Company or the
                  Partnership have rights to the registration of such securities except as set forth in the Prospectus.

         Such counsel shall also confirm that such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the State of Georgia, the General Corporation Laws and the Limited Partnership Act of the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                  (c) The Representatives shall have received from Andrews & Kurth L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (d) The Company and the Partnership shall have furnished to the Representatives a certificate of such parties, signed by the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Company, and by the general partner of the Partnership, dated the Closing Date, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                      (i) the representations and warranties of the Company and the Partnership in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                      (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                      (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership, Pioneer, STOC, STT2, STTOC, STP2 and the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (e) The Company shall have requested and caused Arthur Andersen LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, and substantially in the form heretofore approved by the Representatives.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change in total assets or in stockholders' equity of the Company or any change in Partners' capital of the Partnership or any increase in long-term debt or short-term debt of the Company or the Partnership or any change in net income or EBITDDA from that set forth or contemplated in the Prospectus or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of Pioneer, the Partnership, the Company and STOC, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (h) At or prior to the Closing Date, the Securities shall have been listed and admitted and authorized for quotation on the NASDAQ National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (i) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and Louisiana Timber Partners LLC, Mach One Partners LLC, Gregory M. Demers and Old Pioneer, LLC.

                  (j) At or prior to the Closing Date, each of the Formation Transactions shall have occurred.

                  (k) On the Closing Date, the Company shall have paid in full the Bridge Loan, the STT2 Bridge Loan, the Old Partnership Credit Facility and the Pioneer Credit Facility (as such terms are used in the Prospectus).

                  (l) At or prior to the Execution Time, each of Mason Bruce & Girard, Inc. and Canal Forest Resources, Inc. shall have furnished a letter addressed to the Representatives, dated on or before the Execution Time, and substantially in the form heretofore approved by the Representatives.

                  (m) On or prior to the Closing Date, the New Credit Facility shall have been executed and delivered and become effective in substantially the form filed as an exhibit to the Registration Statement.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Sutherland Asbill & Brennan, counsel for the Company, at 999 Peachtree Street, NE, Atlanta, Georgia 30309, on the Closing Date.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) Each of the Partnership and the Company, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or the Partnership may otherwise have.

                  (b) Each of the Partnership and the Company, jointly and severally, agrees to indemnify and hold harmless Salomon Smith Barney and each person, if any, who controls Salomon Smith Barney within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act ("Salomon Smith Barney Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company or the Partnership for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of the Participant to pay for and accept delivery of the shares which immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the

Directed Share Program, provided that, the Company and the Partnership shall be not responsible under this subparagraph (iii) for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Salomon Smith Barney Entities.

                  (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Partnership, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company and the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Partnership acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, and under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities,
(ii) the sentences relating to concessions and reallowances and (iii) the paragraph relating to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Salomon Smith Barney for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Salomon Smith Barney within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a),
(b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company or the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d). For purposes of this paragraph (d), the Company and the Partnership shall be deemed one party jointly and severally liable for any obligations hereunder.

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or the Partnership or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Partnership or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney, at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company or the Partnership, will be mailed, delivered or telefaxed to the General Counsel of Strategic Timber Trust, Inc. (fax no: (603) 526-7811) and confirmed to it at 5 North Pleasant Street, New London, NH 03257,
Attention: General Counsel.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules\ under the Act.


                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Partnership and the several Underwriters.

                              Very truly yours,

                              Strategic Timber Trust, Inc.


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------

                              Strategic Timber Partners, LP
                               By Strategic Timber Operating Co., as
                               General Partner of Strategic Timber Partners, LP


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------



The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Warburg Dillon Read LLC
ABN AMRO Incorporated
Morgan Keegan & Company, Inc.
By:  Salomon Smith Barney Inc.


By:
   ----------------------------------------------
Name:
     --------------------------------------------
Title:
      -------------------------------------------



For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I


                                                                                     NUMBER OF UNDERWRITTEN
          UNDERWRITER                                                              SECURITIES TO BE PURCHASED
          -----------                                                              --------------------------

Salomon Smith Barney Inc.....................................................
Credit Suisse First Boston Corporation.......................................
Donaldson, Lufkin & Jenrette Securities Corporation..........................
A.G. Edwards & Sons, Inc.....................................................
Warburg Dillon Read LLC......................................................
ABN AMRO Bank................................................................
Morgan Keegan & Company, Inc.................................................




















                                                                                            ----------
      Total..................................................................               16,600,000
                                                                                            ==========

                                                                       EXHIBIT A

            [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR SHAREHOLDER OF
               CORPORATION OR MAJOR UNITHOLDER OF THE PARTNERSHIP]

                          Strategic Timber Trust, Inc.
                         Public Offering of Common Stock

                                                                          , 1999

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Warburg Dillon Read LLC
ABN AMRO Incorporated
Morgan Keegan & Company, Inc.
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Strategic Timber Trust, Inc., a Georgia corporation (the "Company"), Strategic Timber Partners, LP, a Delaware limited partnership (the "Partnership"), and you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

                  In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any limited partnership interests of the Partnership ("Units") or any securities convertible into or exercisable or exchangeable for such capital stock or Units, or publicly announce an intention to effect any such transaction, for a period of one year after the Closing Date (as defined in the Underwriting Agreement), other than:

                  (a) shares of Common Stock or Units disposed of as bona fide gifts approved by Salomon Smith Barney Inc. where each of the transferees (i) is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and (ii) agrees to be bound by the terms of this letter;

                  (b) shares of Common Stock or Units transferred to members of the undersigned's family (spouse, parents, children or siblings), or to trusts, family limited partnerships or family limited liability companies for the benefit of any of them, so long as the undersigned or the undersigned's family members retain the entire beneficial interest in the Common Stock or Units, and where (i) each of the transferees is an "accredited investor" and agrees to be bound by the terms of this letter, and (ii) the undersigned has notified Salomon Smith Barney Inc.; and

                  (c) shares of Common Stock or Units disposed of pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction approved by Salomon Smith Barney Inc. with an unrelated and unaffiliated pledgee where (i) the pledgee is an "accredited investor" and agrees to be bound by the terms of this agreement and (ii) the pledgee agrees that its will under not circumstances foreclose with respect to such shares or Units until after one year from the Closing date.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                Yours very truly,

                                [SIGNATURE OF OFFICER, DIRECTOR OR
                                MAJOR STOCKHOLDER OR MAJOR UNITHOLDER]

                                [NAME AND ADDRESS OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER OR MAJOR UNITHOLDER]